Exhibit 10.7

ARIOSA DIAGNOSTICS, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the [    ] day of [    ], 20[    ], by and between ARIOSA DIAGNOSTICS, INC., a Delaware corporation (the “Company”), and [        ] (“Purchaser”) pursuant to the Company’s 2009 Equity Incentive Plan.

WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. PURCHASE AND SALE OF STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of [        ] ([        ]) shares of the Common Stock of the Company (the “Stock”) at [        ] ($[        ]) per share, for an aggregate purchase price of [        ] dollars ($[        ]), payable in cash. The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. REPURCHASE OPTION

(a) In the event Purchaser’s relationship with the Company (or a parent or subsidiary of the Company) terminates for any reason (including death or disability), or for no reason, with or without cause, such that after such termination Purchaser is no longer an employee of, or consultant to, the Company (and regardless of whether or not Purchaser is then serving as a director of the Company), then the Company shall have an irrevocable option (the “Repurchase Option”), for a period of ninety (90) days after said termination to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, at a price that is the lower of (i) the original price per share indicated above paid by Purchaser for such Stock or (ii) the Fair Market Value per share of such Stock as of the date of such repurchase (“Option Price”), up to but not exceeding the number of shares of Stock that have not vested in accordance with the provisions of Section 2(b) below as of such termination date. For purposes of the Repurchase Option, the “Fair Market Value” shall mean the value of the Stock as determined in good faith by the Company’s Board of Directors. The term of the repurchase option shall be extended to such longer period (1) as may be agreed to by the Company and the Purchaser, or (2) as needed to ensure the stock issued by the Company does not lose its status as “qualified small business stock” under Section 1202 of the Code (as defined below). Purchaser hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time. Further, Purchaser acknowledges and understands that, in the event that the Company repurchases shares, the repurchase price may be less than the price Purchaser originally paid and that Purchaser bears any risk associated with the potential loss in value.

(b) One hundred percent (100%) of the Stock shall initially be subject to the Repurchase Option. On the date one (1) year from the Vesting Commencement Date (as set

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forth on the signature page to this Agreement) (the “Vesting Anniversary Date”) twenty-five percent (25%) ([        ] ([        ]) shares) of the Stock subject to the Repurchase Option shall vest and be released from the Repurchase Option. Thereafter, one-forty-eighth (1/48th) of the total number of shares of Stock shall vest and be released from the Repurchase Option on a monthly basis measured from the Vesting Anniversary Date, until all the Stock is released from the Repurchase Option (provided in each case that Purchaser remains an employee of, or a consultant to, the Company (or a parent or subsidiary of the Company) as of the date of such release).

(c) Double Trigger Acceleration. If within twelve (12) months following a Change in Control, Purchaser (a) is terminated without Cause or (b) terminates his employment for Good Reason (as defined below), the Repurchase Option shall lapse with respect to one hundred percent (100%) of all then-unvested shares of Stock.

(d) For purposes of the Repurchase Option, “Cause” is defined as one or more of the following events: (i) the commission by Purchaser of a felony or other crime, in each case involving moral turpitude; (ii) the commission by Purchaser of any other act or omission involving fraud or intentional deceit with respect to the Company or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission by Purchaser involving dishonesty that causes material injury to the Company or any of its affiliates or any of their directors, stockholders, partners or members; (iv) willful misconduct by Purchaser with respect to the Company or any of its subsidiaries; (v) any breach of a fiduciary duty owed by Purchaser to the Company or its stockholders or Purchaser’s contractual breach of this Agreement or any other agreement referred to herein (including the Proprietary Information and Inventions Agreement), provided that if such breach is reasonably curable, failure to cure such breach within ten (10) business days following the delivery written notice from the Board describing such breach.

(e) For purposes of the Repurchase Option, “Good Reason” shall mean any of the following actions taken without Cause by the Company or a successor corporation or entity without Purchaser’s consent: (i) reduction of Purchaser’s total compensation; (ii) reduction in Purchaser’s duties or title; (iii) failure or refusal of a successor to the Company to assume the Company’s obligations under this Agreement in the event of a Change in Control as defined below; or (iv) relocation of Purchaser’s principal place of employment to a place greater than 50 miles from Purchaser’s then current principal place of employment.

(f) For purposes of the Repurchase Option, “Change in Control” shall mean a Corporate Transaction.

3. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 18(a). Such notice shall identify the number of shares of Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 2 above. The Company shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without

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limitation any Note given in payment for the Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Purchaser.

4. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Stock shall be immediately subject to the Repurchase Option and be included in the word “Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option, but only to the extent the Stock is, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

5. CORPORATE TRANSACTION. In the event of (a) an Acquisition (as defined below); or (b) an Asset Transfer (as defined below) ((a) and (b) being collectively referred to herein as a “Corporate Transaction”), then the Repurchase Option shall be assigned by the Company to any successor of the Company (or the successor’s parent) in connection with such Corporate Transaction. To the extent that the Repurchase Option remains in effect following such a Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Corporate Transaction, but only to the extent the Stock is at the time covered by such right. Appropriate adjustments shall be made to the Option Price per share payable upon exercise of the Repurchase Option to reflect the effect of the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate Option Price shall remain the same.

For the purposes of this Section 5: (i) “Acquisition” shall mean any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

6. TERMINATION OF REPURCHASE OPTION. Sections 2, 3, 4 and 5 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

7. ESCROW OF UNVESTED STOCK. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with [            ] (“Escrow Agent”), as Escrow Agent in this

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transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as EXHIBIT B, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in EXHIBIT A attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. Purchaser hereby acknowledges that Escrow Agent, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that Escrow Agent shall not be liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if [            ] resigns as Escrow Agent for any or no reason, the Secretary of the Company shall automatically become the successor Escrow Agent unless the Board of Directors of the Company appoints another successor to serve as Escrow Agent pursuant to the terms of this Agreement.

8. PARACHUTE PAYMENTS.

(a) If any payment or benefit Purchaser would receive pursuant to a Corporate Transaction from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Purchaser’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Purchaser elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Purchaser’s stock awards unless Purchaser elects in writing a different order for cancellation.

(b) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Corporate Transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Corporate Transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

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(c) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Purchaser within fifteen (15) calendar days after the date on which Purchaser’s right to a Payment is triggered (if requested at that time by the Company or Purchaser) or such other time as requested by the Company or Purchaser. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and Purchaser with an opinion reasonably acceptable to Purchaser that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Purchaser.

9. RIGHTS OF PURCHASER. Subject to the provisions of Sections 7, 10, 13 and 15 herein, Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the Stock deposited in escrow. Purchaser shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of Stock have not yet vested and been released from the Repurchase Option.

10. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is subject to the Repurchase Option. After any Stock has been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws. Purchaser hereby further acknowledges that Purchaser may be required to hold the Common Stock purchased hereunder indefinitely. During the period of time during which the Purchaser holds the Common Stock, the value of the Common Stock may increase or decrease, and any risk associated with such Common Stock and such fluctuation in value shall be borne by the Purchaser.

11. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

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(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(d) Any legend required by appropriate blue sky officials.

12. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment for (within the meaning of Rule 144), the securities to be sold.

(e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

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(f) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(g) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

13. MARKET STAND-OFF AGREEMENT. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock Up Period”); provided, however, that nothing contained in this Section 13 shall prevent the exercise of the Repurchase Option during the Lock Up Period. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters, which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14. SECTION 83(B) ELECTION. Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” includes the right of the Company to buy back the Stock pursuant to the Repurchase Option set forth in Section 2 above. Purchaser understands that Purchaser may elect to be taxed at the time the Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect

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to purchase of the Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

15. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

16. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.

17. INTELLECTUAL PROPERTY RIGHTS.

(a) Purchaser represents and warrants that except for intellectual property rights assigned pursuant to this Agreement or specifically disclosed to the Company on the appropriate schedule of Purchaser’s Proprietary Information and Inventions Agreement with the Company, Purchaser possesses no intellectual property and has made no inventions related to the Company’s business, as currently conducted or as proposed to be conducted. Purchaser further agrees that to the extent it is discovered that Purchaser has made inventions, patented or unpatented, or otherwise possesses intellectual property rights related to the Company’s business that were not properly assigned to the Company or specifically disclosed and excluded in Purchaser’s Proprietary Information and Inventions Agreement (the “Additional Intellectual Property”), that the Additional Intellectual Property is hereby assigned to the Company.

(b) Purchaser agrees to assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign proprietary rights relating to the Additional Intellectual Property in any and all countries. Purchaser agrees to execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Additional Intellectual Property and the assignment thereof.

(c) In the event the Company is unable for any reason, after reasonable effort, to secure Purchaser’s signature on any document needed in connection with the actions specified in the preceding paragraph, Purchaser hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on behalf of Purchaser to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Purchaser.

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18. MISCELLANEOUS.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

(c) Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment therefor, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

(d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further action (s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

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(g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Release. As a condition of receiving the benefit under Section 2(c) of this Agreement to which Purchaser would not otherwise be entitled, Purchaser shall execute a release in the form acceptable to the Company (the “Release”). Unless the Release is executed by Purchaser and delivered to the Company within twenty-one (21) days after the termination of Purchaser’s employment with the Company, Purchaser shall not receive any of the accelerated vesting benefits provided for under this Agreement.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARIOSA DIAGNOSTICS, INC.

By:

PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER MUST HOLD THE COMMON STOCK PURCHASED HEREUNDER INDEFINITELY, AND THAT THE COMPANY HAS NO OBLIGATION TO REPURCHASE SUCH SHARES. PURCHASER FURTHER ACKNOWLEDGES THAT ANY RISK RELATED TO THE FLUCTUATION IN THE VALUE OF THE STOCK FROM AND AFTER THE DATE HEREOF, INCLUDING ANY LOSSES TO PURCHASER AS A RESULT OF COMPANY’S EXERCISE OF ITS REPURCHASE OPTION PURSUANT TO SECTION 2, SHALL BE BORNE BY PURCHASER.

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ ALL TAX RELATED SECTIONS AND FURTHER ACKNOWLEDGES PURCHASER HAS HAD AN OPPORTUNITY TO CONSULT PURCHASER’S OWN TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PURCHASE OF COMMON STOCK UNDER THIS AGREEMENT.

PURCHASER ACKNOWLEDGES AND AGREES THAT IN MAKING THE DECISION TO PURCHASE THE COMMON STOCK HEREUNDER PURCHASER HAS NOT RELIED ON ANY STATEMENT, WHETHER WRITTEN OR ORAL, REGARDING THE SUBJECT MATTER HEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN THE ATTACHMENTS AND EXHIBITS HERETO.

PURCHASER:

VESTING COMMENCEMENT DATE: [        ]

[SIGNATURE PAGE TO ARIOSA DIAGNOSTICS, INC.

RESTRICTED STOCK PURCHASE AGREEMENT]

ATTACHMENTS:

EXHIBIT A– JOINT ESCROW INSTRUCTIONS

EXHIBIT B– STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

EXHIBIT C– SECTION 83(B) ELECTION

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

[            ]

Ladies and Gentlemen:

As Escrow Agent for both ARIOSA DIAGNOSTICS, INC., a Delaware corporation (“Company”) and Arnold Oliphant (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement dated as of [    ], 20[    ] (the “Agreement”), to which a copy of these Joint Escrow Instructions is attached as EXHIBIT A, in accordance with the following instructions:

1. In the event Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

5. If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to the Company. In the event of any such termination, the Secretary of the Company shall automatically become the successor Escrow Agent unless the Company shall appoint another successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as Purchaser’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address set forth on the signature page hereto, or at such other address as such party may designate to the other party hereto.

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of [        ]) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

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18. These Joint Escrow Instructions shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

Very truly yours,

ARIOSA DIAGNOSTICS, INC.

By:

PURCHASER:

Address:

ESCROW AGENT:

[ ]

By:

[SIGNATURE PAGE TO ARIOSA DIAGNOSTICS, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

JOINT ESCROW INSTRUCTIONS]

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto ARIOSA DIAGNOSTICS, INC., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain Restricted Stock Purchase Agreement, dated                     , by and between the undersigned and the Company (the “Agreement”)                  shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No.(s)              and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated:

INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT C

83(b) Election

[            ], 20[    ]

Director of Internal Revenue

Internal Revenue Service Center

Fresno, CA 93888-0002

Re:	Election Under Section 83(b)

This statement constitutes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time.

Pursuant to Treasury Regulations Section 1.83-2, the following information is submitted:

1.	Name:	[ ] (“Purchaser”)

Address:

Social Security No.:

2.	The property with respect to which the election is being made is: [ ] shares of the common stock of Ariosa Diagnostics, Inc. (the “Company”).

3.	The date on which the Stock was purchased is: [ ], 20[ ].

4.	The taxable year for which the election is made is the calendar year 20[ ].

5.	The property is subject to the following restrictions:

If, on or before [ ], the employment of the Purchaser by the Company terminates for any reason, the Company shall have the option to repurchase some or all of the property (depending upon the date of such termination) for a price equal to the cost of the property repurchased.

The sale of the property could subject Purchaser to suit under Section 16(b) of the Securities Exchange Act of 1934.

6.	The fair market value at the time of transfer of the Stock, determined without regard to any restriction other than a restriction which by its terms will never lapse, is [ ] dollars ($[ ]).

7.	The amount paid by the undersigned taxpayer for the property is [ ] dollars ($[ ]).

8.	A copy of this statement has been furnished to Ariosa Diagnostics, Inc. and the transferee of the property if different from the Purchaser.

Dated:	[ ], 20[ ].

Very truly yours,